Exhibit 10.6

LOAN AGREEMENT

This LOAN AGREEMENT ("Agreement"), is made on _______________

BETWEEN	Wen Mei Tu of ___________________
(hereinafter the "Lender"),

AND	Zhen Ding Resources Inc. of Suit e 2 0 5, 353 St. N icolas,
Montreal, Quebec. H2Y 2P1 Canada (hereinafter the "borrower")

WHEREAS,	Zhen Ding Resources Inc. is in need of additional financing,

WHEREAS,	the Lender is prepared to advance such funds

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1:  DEFINITIONS

!n this Agreement, unless the context otherwise requires:

1.1   Currency - All currencies are expressed in the United States of America dollars.

ARTICLE 2:       TERMS & CONDITIONS

2.1	The Lender agrees to !end a total sum of $___________ to be paid over to the Company within three days of the signing of this Agreement (the “loan”).

2.2	The Loan shall bear an interest rate of 1% per month, calculated monthly and non-compounded.

2.3	The principal and interest shaU be due and payable on ___________________.

2.4	The Borrower is guaranteed the loan & interest personally or the company asset

2.5	The parties have agreed to draw up this Agreement in the English language. Les parties ont convenu que le present contrat soit ecrit en ang!ais.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on date as given above.

Lender	Borrower

Wen Mei Tu	Zhen Ding Resources Inc.